UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35882	43-2099257
(Commission File Number)	(IRS Employer Identification Number)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 4, 2013, the Board of Directors (the “Board”) of Blackhawk Network Holdings, Inc. (the “Company”) unanimously approved and adopted, and the Company’s parent company, Safeway Inc. (“Safeway”), as the holder of a majority of the combined voting power of the Company’s outstanding common stock, executed an Action by Written Consent of Stockholders in lieu of a meeting of stockholders approving, the Blackhawk Network Holdings, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”), a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ESPP

Administration. The ESPP is administered by a sub-committee of the Compensation Committee of the Board (the “Compensation Committee”) comprised of the “Non-Employee Director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act) members of the Compensation Committee, which has broad authority to construe the ESPP and to make determinations with respect to the terms and conditions of each offering period under the ESPP, awards, designated subsidiaries and other matters pertaining to plan administration.

Class A Common Stock Reserved for Issuance under the ESPP. The maximum number of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) available for sale under the ESPP is the sum of (a) 2,000,000 and (b) an annual increase on the first day of each calendar year beginning in 2015 and ending in 2024, equal to the lesser of (x) one percent (1%) of the shares of Class A Common Stock and Class B Common Stock outstanding on the date of adoption of the ESPP and (y) such smaller number of shares of Class A Common Stock as may be determined by the Board. The Class A Common Stock made available for sale under the ESPP may be authorized but unissued shares, treasury shares or reacquired shares reserved for issuance under the ESPP.

Participating Subsidiaries and Sub-plans. The plan administrator may designate certain of the Company’s subsidiaries as participating subsidiaries in the ESPP and may change these designations from time to time. The plan administrator may also adopt sub-plans applicable to particular designated subsidiaries or locations, and these sub-plans may be designed to be outside the scope of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligible Employees. The Company’s employees and those of the Company’s designated participating subsidiaries are generally eligible to participate in the ESPP, though employees who own 5% or more of the total combined voting power or value of all classes of the Company’s stock or the stock of one of the Company’s subsidiaries are not allowed to participate in the ESPP. Under applicable tax rules, the plan administrator may also exclude certain categories of employees from participation in the ESPP.

Participation. Under the terms of the ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of Class A Common Stock between 1% and 10% of their base pay during an offering period. Options granted under the ESPP are exercisable on specified exercise dates only through funds accumulated by an employee through payroll deductions made during the applicable offering period, and any such funds that are not used to purchase shares will be returned to the employee. Participants may not accrue the right to purchase stock under the ESPP (or any other tax-qualified stock purchase plan) with a fair market value exceeding $25,000 in any calendar year. In addition, no individual participant may purchase more than 3,000 shares of Class A Common Stock during any offering period. Participation in the ESPP is voluntary.

Offering Periods. Under the ESPP, employees are offered the option to purchase discounted shares of Class A Common Stock during offering periods designated by the plan administrator. Each offering period will be a six-month period commencing on each May 1 and November 1 following the effective date of the ESPP. The Company expects that the initial offering period will commence on the effective date of the ESPP and end on April 30, 2014.

Share Purchases. Shares are purchased on the applicable exercise date(s), as designated by the plan administrator for each offering period. The option purchase price will be 85% of the fair market value of the Class A Common Stock on either the grant date or the exercise date, whichever is lower. The grant date is the first trading day of an offering period.

Unless a participant has previously canceled his or her participation in the ESPP and elected to withdraw all of the funds then credited to his or her ESPP account, an amount equal to the amount credited to his or her ESPP account will be used to purchase the maximum number of whole shares of Class A Common Stock that can be purchased based on the amount credited to such participant’s account on the exercise date, subject to individual and aggregate share limitations under the applicable offering period established by the plan administrator. No fractional shares will be issued.

A participant may cancel his or her payroll deduction authorization and elect to withdraw from the ESPP by delivering a written or electronic notice of such election to the Company in a form and at a time as may be established by the plan administrator. Upon cancellation, the participant may elect either to withdraw all of the funds then credited to his or her ESPP account and withdraw from the ESPP or have the balance of his or her account applied to the purchase of whole shares of Class A Common Stock that can be purchased for the offering period in which his or her cancellation is effective (with any remaining ESPP account balance returned to the participant). A participant who ceases contributions to the ESPP during any offering period shall not be permitted resume contributions to the ESPP during the same offering period.

Termination of Eligibility and Transferability. If a participant ceases to be an eligible employee for any reason during an offering period, he or she will be deemed to have elected to withdraw from the ESPP and any amounts credited to the participant’s ESPP account will be returned to the participant. Options granted under the ESPP are generally not transferable and are exercisable only by the participant.

Adjustments. In the event of any stock dividend, stock split, combination or reclassification of shares or any other increase or decrease in the number of shares of Class A Common Stock effected without receipt of consideration, the plan administrator has broad discretion to equitably adjust awards under the ESPP to prevent the dilution or enlargement of benefits under outstanding awards as a result of such transaction.

In the event of a proposed liquidation or dissolution of the Company, the offering period then in progress will be shortened by setting a new exercise date to occur prior to the consummation of the proposed liquidation or dissolution and will terminate immediately prior to such consummation.

In the event of a proposed merger or asset sale, each outstanding option will be assumed or substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute the options, any offering periods then in progress will be shortened by setting a new exercise date to occur prior to the date of the proposed sale or merger.

Insufficient Shares. If the total number of shares of Class A Common Stock which are to be purchased under outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the ESPP, the plan administrator will make a pro rata allocation of the available shares on a uniform and equitable basis, and unless additional shares are authorized under the ESPP, no further offering periods will take place. In this event, excess payroll deductions will be refunded to participants.

Amendment or Termination of the ESPP. The Board has the right to amend, suspend or terminate the ESPP at any time and from time to time to the extent that it deems advisable. However, absent the approval of the holders of a majority of the combined voting power of the Company’s outstanding stock within 12 months before or after action by the Board, the Board may not amend the ESPP to increase the maximum number of shares that may be purchased under the ESPP or change the designation or class of eligible employees. Further, without the approval of the holders of a majority of the combined voting power of the Company’s outstanding stock, the ESPP may not be amended in any manner that would cause the ESPP to no longer be an “employee stock purchase plan” within the meaning of Code Section 423. The plan administrator may also modify or amend the ESPP, to the extent permitted by Section 423 of the Code, to reduce or eliminate any unfavorable financial accounting consequences that may result from the ongoing operation of the ESPP. Unless earlier terminated, the ESPP will terminate on the tenth anniversary of the date of its initial approval by stockholders.

The ESPP is described in further detail in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 5, 2013 (the “Information Statement”), which description is incorporated herein by reference. The ESPP will become effective on January 2, 2014 or such later date as shall be the 21st calendar day after the Company sends or gives the Information Statement to its stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Action by Written Consent of Stockholders described under Item 5.02 above was executed and delivered to the Company on December 4, 2013, the record date established by the Board, by Safeway as the holder of10,592 shares of Class A Common Stock, representing approximately 0.09% of the total outstanding shares of Class A Common Stock and 0.09% of the voting power of the Class A Common Stock, and 37,838,709 shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), representing approximately 94.0% of the total outstanding shares of Class B Common Stock and 94.0% of the voting power of the Class B Common Stock, and together representing approximately 72.3% of the total outstanding shares of the Common Stock and 91.2% of the combined voting power of the outstanding Common Stock, in each case as of such date, and was sufficient to approve the ESPP.

The information set forth under Item 5.02 above is incorporated into this Item 5.07 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Blackhawk Network Holdings, Inc. 2013 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s Definitive Information Statement on Schedule 14C filed on December 5, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2013	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ David E. Durant
	Name:	David E. Durant
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Blackhawk Network Holdings, Inc. 2013 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s Definitive Information Statement on Schedule 14C filed on December 5, 2013).